Exhibit 10(b) - Amendment Number Two To One Price Clothing Stores, Inc.
                   Director Stock Option Plan dated June 9, 1999

                             AMENDMENT NUMBER TWO TO
                         ONE PRICE CLOTHING STORES, INC.
                           DIRECTOR STOCK OPTION PLAN


                  This Amendment Number Two to the One Price Clothing Stores, Inc. ("Company") Director Stock Option Plan (as amended on March 14, 1996, the "Plan," and before such amendment, the "Original Plan"), is adopted to be effective as of June 9, 1999.

          WHEREAS, the Board of Directors ("Board") of the Company adopted the Original Plan as of February 9, 1995, and the Original Plan was subsequently approved by the shareholders of the Company and became effective as of April 19, 1995; and

          WHEREAS, the Original Plan was subsequently amended, with such amendment being adopted as of March 14, 1996 ("Amendment Number One"); and

          WHEREAS, upon the recommendation of the Compensation Committee, and with the advice and review of an outside consultant, the Board on March 24, 1999, unanimously approved amendments to the Plan: (i) increasing the number of shares to be issued by 125,000; (ii) providing for a pro-rata grant (calculated monthly) to non-employee directors who are appointed during the year by the Board to fill a vacancy; (iii) providing that options granted under the Plan shall vest on the business day preceding the annual meeting following the date of grant, provided the Director receiving the grant is still a member of the Board at such time; (iv) commencing with the Annual Meeting of Shareholders on June 9, 1999, changing the date of grant to the date of the Annual Meeting of Shareholders; and, (v) providing for up to 75,000 shares of restricted stock out of, and not in addition to, the total shares reserved under the Plan, for grant to eligible Directors at the discretion of the Compensation Committee (ACommittee@), in full or partial replacement of the grant of stock options under the Plan, all such amendments to be effective as of June 9, 1999, subject to shareholder approval; and,

            WHEREAS, such changes were approved by the affirmative vote of the shareholders at the Company's Annual Meeting, held on June 9, 1999;

             NOW, THEREFORE, the Plan is hereby amended, effective as of June 9, 1999 as provided for below.

         1. Section 3 of the Plan, entitled "STOCK SUBJECT TO PLAN", is hereby amended by deleting the number "105,000" in the second sentence thereof and replacing it with "230,000." In addition, the following sentence is inserted after the second sentence of such Section 3:

                  Up to a total of 75,000 of these shares may be reserved and used for the grant of "Restricted Stock" as defined in Section 4.A of this Plan rather than being subject to Options.

         2. The first paragraph of Section 4 of the Plan, entitled "OPTIONS FOR DIRECTORS WHO ARE NOT EMPLOYEES," is hereby amended by adding the words "and/or Restricted Stock" after the words "The Grant of Options."



         3. The second paragraph of Section 4 of the Plan is deleted in its entirety and is hereby replaced with the following:

                  On each Grant Date (as hereinafter defined), each Eligible Director shall automatically receive from the Company an Option for 5,000 shares of Common Stock, with an exercise price per share equal to the average of the high and low sales price per share of the Common Stock on such Grant Date (as reported on NASDAQ); provided, however, that the Committee, in its sole discretion, may decide to issue in lieu of each such Option either Restricted Stock or a combination of Options and Restricted Stock. For purposes of this Plan, commencing with the Annual Meeting of Shareholders on June 9, 1999, the Grant Date shall be the date of the Annual Meeting of Shareholders.

         4. The third paragraph of Section 4 of the Plan is hereby amended by deleting the first two sentences thereof and replacing them with the following sentence:

                  Beginning with the June 9, 1999 grant, each new Option granted shall not vest and become exercisable until the business day preceding the annual meeting of shareholders following the date of grant, and shall vest and become exercisable only if the Director receiving the grant is still a member of the Board on such date, and shall continue to be exercisable until and including the business day immediately preceding the tenth anniversary of the Grant Date unless earlier terminated as otherwise provided in this Plan.

         5. Section 4 of the Plan is further amended by the addition of the following new paragraph:

                  In  the  event  a  vacant   Board  seat  is  filled  with  the
         appointment by the Board of a non-employee Director during the period between the Annual Meetings of Shareholders, then such non-employee Director shall be granted an Option for a pro-rata portion of 5,000 shares of Common Stock, based upon the estimated number of months remaining until the next Annual Meeting of Shareholders, inclusive of the month of such appointment, or, in substitution for such Options and at the Committee's sole discretion, Restricted Stock or a combination of Options and Restricted Stock.

         6. A new Section 4.A is hereby added to the Plan to read as follows:

         4.A      RESTRICTED STOCK

                  Up to 75,000 shares of the Common Stock authorized to be issued under this Plan may be issued as restricted stock subject to the provisions of this Section 4.A ("Restricted Stock") either in addition to or in lieu of Options as provided in Section 4 of this Plan.

                  The Committee, at its sole discretion, may impose conditions, restrictions and limitations on the vesting and transfer of Restricted Stock grants; provided, however, that in the event that a Restricted Stock award is subject to risk of forfeiture based solely on whether the recipient thereof (the "Grantee") continues to be a member of the Board, the vesting period for such grant may not be less than the greater of (i) the period from the date of grant until the business day preceding the Company's next annual meeting of stockholders or (ii) six months from the date of grant.

                  Notwithstanding the foregoing, all Restricted Stock grants to a Grantee shall immediately vest in the event the Grantee dies or becomes permanently or totally disabled within the meaning of Section 22(e)(3) of the Code or in the event that the Company dissolves or experiences a change-in-control, including without limitation, a merger, consolidation, stock sale or exchange, sale of substantially all of the Company's assets or similar transaction in which the Company is not the surviving entity. In the event of the death of the Grantee or the dissolution or change-in-control of the Company, all of that Grantee's Restricted Stock will be deemed to have vested immediately prior to his or her death or the dissolution or change-in-control.

                  All unvested Restricted Stock of a Grantee shall be immediately and automatically forfeited to the Company if the Grantee ceases to be a Director for any reason except as explicitly otherwise provided herein. Any attempt to transfer any Restricted Stock in violation of the transfer restrictions placed thereon by the Committee shall result in all such shares included in the attempted transfer being immediately and automatically forfeited to the Company.

                  All shares of Restricted Stock forfeited to the Company for any reason shall no longer be charged against the limitations provided in Sections 3 and 4.A of this Plan and may again become shares subject to the Plan issuable either under Options or as Restricted Stock.

                  Restricted Stock awarded under this Section 4.A shall be transferred in consideration of the services of the Grantee without other payment therefor and shall be issued in the Grantee's name. The Grantee will have all of the rights of ownership of such shares, including without limitation the right to vote such shares and receive distributions with respect to such shares, subject to the terms, conditions, restrictions and limitations established pursuant to this
         Section 4.A. Certificates for Restricted Stock shall be issued in the Grantee's name and shall be held in escrow by the Company (along with stock powers executed by the Grantee) until all conditions that may cause a forfeiture of such shares lapse or such shares are forfeited. A certificate or certificates representing a grant of Restricted Stock as to which such conditions have lapsed shall be delivered to the Grantee upon such lapse as soon as practicable after the Grantee has satisfied any applicable tax withholding requirements.

                  Restricted Stock shall be treated in the same manner as other outstanding shares of Common Stock in the event of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change; provided that any conditions and restrictions applicable to a Restricted Stock grant shall continue to apply to the Restricted Stock and any other securities or consideration received in connection with the foregoing except to the extent that this Section 4.A provides otherwise.

         7. In all other respects, the Plan is ratified and continued in accordance with its terms and conditions.